AMENDMENT NO. 1 TO THE CONSULTING AGREEMENT AND MUTUAL GENERAL RELEASE

This AMENDMENT NO. 1 TO THE CONSULTING AGREEMENT AND MUTUAL GENERAL RELEASE (the “Amendment”) is entered into on October 14, 2013, by and between Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), and Louis Bélanger-Martin, for himself and his heirs, successors and assigns (collectively, “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into a Consulting Agreement and Mutual General Release dated as of October 2, 2013 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement as provided in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties to this Amendment, intending to be legally bound, hereby agree as follows:

Section 1.                Defined Terms. Capitalized terms used herein, unless otherwise defined herein, have the meanings ascribed to them in the Agreement.

Section 2.                Amendment to Section 2(c). Section 2(c) of the Agreement is deleted in its entirety and replaced with the following text:

“(c) The parties acknowledge that, following the date of this Agreement, the Company may seek to raise at least $25 million in equity capital (a “Fund Raising”) through the public or private sale of shares of its common stock, par value $0.0001 per share (the “Common Stock”). If the Company completes such a Fund Raising on or before December 31, 2013, on the consummation thereof (the “Equity Sale Closing Date”), Executive shall have the option to receive either a payment of (i) $3 million in cash or (ii) a combination of (A) $1 million in cash and (B) that number of fully vested shares of Common Stock (the “Issued Shares”) determined by dividing (x) $2 million by (y) the volume weighted average closing price per share of Common Stock, as traded on The Nasdaq Stock Market (the “Nasdaq”) over the thirty (30) trading days immediately prior to the Equity Sale Closing Date (the “Actual VWAP”); provided, however, that in the event that the Actual VWAP is less than $8.00 per share, clause (y) above shall be deemed to be $8.00 per share (the “VWAP Floor”) and, in addition, the Company shall pay in cash to Executive an amount equal to (A) $2 million, less (B) the product of (i) 250,000 and (ii) the Actual VWAP. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate number of shares of Common Stock that may be issued hereunder exceed 19.9% of either (a) the total number of shares of Common Stock outstanding on the date of the Agreement or (b) the total voting power of the Company’s securities outstanding on the date of the Agreement that are entitled to vote on matters voted on by holders of the Common Stock, unless and until the Company has obtained the approval of its stockholders as required by the applicable rules of Nasdaq for issuances of shares in excess of such amount; provided, however, that any such excess will be paid by the Company in cash. Executive shall notify the Company whether he has elected option (i) or (ii) above within five business days after the Equity Sale Closing Date and, if he fails to do so, will be deemed to have elected option (i). Following the Equity Sale Closing Date, if Executive chooses alternative (c)(ii) above, then the Company will issue the Issued Shares under the Company’s 2013 Equity Incentive Plan (the “Plan”). Within five (5) business days of the issuance thereof, the Company will file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the Issued Shares, which shall allow for the resale of the Issued Shares by Executive in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Company will diligently pursue the effectiveness of such registration statement. Executive will agree that the Issued Shares shall be subject to a lock-up that prohibits the sale of such shares for a period of one (1) year from the date of issuance. Such restriction on the sale of the Issued Shares shall be in addition to any and all other restrictions imposed on such sale by the Securities Act and the rules and regulations thereunder. Notwithstanding the above, if the Equity Sale Closing Date does not occur prior to January 1, 2014, then the Company’s obligation set forth above in this subsection (c) shall terminate and have no further force or effect and, on or prior to January 5, 2014, the Company shall promptly issue to Executive 300,000 fully vested shares of Common Stock (the “2014 Shares”). The Company will issue the 2014 Shares under the Plan. Within five (5) business days of the issuance thereof, the Company will file a registration statement with the SEC with respect to the 2014 Shares, which shall allow for the resale of the 2014 Shares by Executive in accordance with the requirements of the Securities Act, and the Company will diligently pursue the effectiveness of such registration statement. If so issued, Executive agrees that the 2014 Shares shall be subject to a lock-up that prohibits the sale of such shares for a period of six (6) months from the date of issuance (in addition to any and all other restrictions imposed on such sale by the Securities Act and the rules and regulations thereunder) and Executive will not sell more than 15,000 of the 2014 Shares per trading day of the Nasdaq following the registration thereof. In that regard, Executive’s sale of any portion of the 2014 Shares shall be subject in all instances to any and all other restrictions imposed on such sale by the Securities Act and the rules and regulations thereunder. The Company will prepare and file with the SEC the initial notice of issuance of the Issued Shares or the 2014 Shares, as the case may be, to Executive required by Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended, provided that all other forms required to be filed by Executive pursuant to Section 16 shall be the responsibility of Executive unless such forms are routinely prepared and filed by the Company on behalf of the Company’s officers and directors. In connection with the transactions contemplated by this Agreement, Executive has agreed to relinquish his right to options to purchase 400,000 shares of Common Stock of the Company issued to him on or about February 19, 2013 (the “February 2013 Options”). On Executive’s receipt of the compensation payable under this subsection (c), and, in the case of the 2014 Shares, the effectiveness of any registration statement covering the resale thereof, Executive shall expressly relinquish his right to options to purchase the remaining 350,000 shares of Common Stock underlying the February 2013 Options.”

Section 3.                Effect of Amendment. Except as explicitly amended by the terms of this Amendment, the terms of the Agreement shall remain in effect and are unchanged by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed, all as of the day and year first above written.

COMPANY:

GLOBAL EAGLE ENTERTAINMENT INC.

By: /s/ David Davis

Name: David Davis

Title: Chief Financial Officer

EXECUTIVE:

/s/ Louis Bélanger-Martin

Name: Louis Bélanger-Martin